As filed with the Securities and Exchange Commission on August 14, 2012

Registration No. [ ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BioMimetic Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	62-1786244
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

389 Nichol Mill Lane

Franklin, Tennessee 37067

 (615) 844-1280

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Samuel E. Lynch, D.M.D., D.M.Sc.

Chief Executive Officer

BioMimetic Therapeutics, Inc.

389 Nichol Mill Lane

Franklin, Tennessee 37067

(615) 844-1280

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Paul Kinsella

Ropes & Gray LLP

Prudential Tower

800 Boylston St.

Boston, MA, 02199-3600

(617) 951-7000

Approximate date of commencement of proposed sale to the public:

From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee (2)(3)
Common Stock, $0.001 par value per share (4)	—	—
Preferred Stock (4)	—	—
Warrants (5)	—	—
Debt securities (5)	—	—
Total	$150,000,000	$17,190

(1)	Pursuant to Rule 457(i) under the Securities Act of 1933 (the “Securities Act”) the securities registered hereunder include such indeterminate number of shares of common stock and preferred stock, number of warrants and units and principal amount of debt securities as may be issued upon conversion or exchange of any preferred stock, warrants or debt securities registered hereunder that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.
(2)	The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 415(a)(6) and Rule 457(p) under the Securities Act, the registrant is applying the filing fee of $5,692 associated with the unsold securities under its registration statement on Form S-3 (No. 333-160676) initially filed with the Securities and Exchange Commission on July 20, 2009 (the “Prior Registration Statement”) against the total filing fee of $17,190 that would otherwise be due in connection with this registration statement. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.
(4)	Includes an indeterminate number of shares of common stock or preferred stock as may be sold from time to time, at indeterminate prices.
(5)	Any securities registered hereunder with respect to the primary offering may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined by the registrant in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $150,000,000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act until the registration statement shall become effective on such date as the Securities Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold nor may offers to buy these securities be accepted prior to the time the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION, DATED AUGUST 14, 2012

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

We may from time to time offer, in one or more series or issuances, separately or together, up to an aggregate amount of $150,000,000 of the following:

•	our common stock;

•	our preferred stock in one or more series;

•	debt securities in one or more series; and

•	warrants to purchase our common stock or preferred stock.

We will provide the specific terms of the securities offered by us in supplements to this prospectus, which we will deliver together with the prospectus at the time of sale.  This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.  Please read this prospectus and the applicable supplement carefully before you invest in any of our securities.

We may offer and sell these securities to or through one or more underwriters, agents or dealers, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis.

Our common stock is quoted on the Nasdaq Global Select Market, under the symbol “BMTI.”  On August 13, 2012, the last reported sale price of our common stock was $3.20 per share. None of the other securities offered under this prospectus are publicly traded.

Investing in our securities involves risks. Please see “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is                     , 2012

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement and free writing prospectus required to be filed with the Securities and Exchange Commission, or the SEC. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus and in any such accompanying prospectus supplement and free writing prospectus is accurate only as of their respective dates, regardless of when this prospectus and any such accompanying prospectus supplement and free writing prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, liquidity, results of operations, cash flows or prospects may have changed since those dates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements provide our current expectations and forecasts about future events.

Forward-looking statements include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations.  The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “anticipate” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

These forward-looking statements include, among other things, statements about:

•	timing, advancement and results of regulatory filings, clinical trials, and non-clinical studies, as well as potential regulatory approval of our product candidates in various countries around the world, including the regulatory approval of Augment® Bone Graft (“Augment”) in the United States and the European Union, and Augment® Injectable Bone Graft (“Augment Injectable”) in the United States, Canada, Australia, and the European Union;

•	market acceptance of and demand for Augment or Augmatrix TM Biocomposite Bone Graft (“Augmatrix”) in any market and for our product candidates generally, including reimbursement prospects and the economic conditions that could adversely affect the level of demand for Augment, Augmatrix or our other product candidates;

•	the potential expansion of our platform PDGF technology to a broad array of musculoskeletal applications or its ability to address unmet medical needs;

•	actions by regulatory authorities;

•	our regulatory strategy;

•	our intellectual property portfolio and licensing strategy;

•	our marketing and manufacturing capacity and strategy;

•	our commercialization strategy and transition to a commercial entity;

•	estimates regarding our capital requirements;

•	estimates regarding milestone payments to us or by us;

•	securities claims, derivative claims, other litigation or claims or regulatory inquiries that have been and may be brought against us and our officers and directors;

•	financial markets;

•	the competitive environment; and

•	the current economic uncertainty.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein with the understanding that our actual future results may be materially different from what we expect. The foregoing review of important factors should not be construed as exclusive and should be read in conjunction with the other cautionary statements that are included in or incorporated by reference into this prospectus and any accompanying prospectus supplement. These factors expressly qualify all subsequent oral and written forward-looking statements attributable to us or persons acting on our behalf. New factors emerge from time to time and it is not possible for us to predict all such factors. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this prospectus and any supplements to this prospectus, whether as a result of new information, future events or otherwise.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $150,000,000.

This prospectus provides you with a general description of the securities we may offer under this prospectus.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.

The SEC allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement and/or supersede this information.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.  You should read the detailed information regarding our company, our common stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

You should read both this prospectus and the applicable prospectus supplement together with additional information from the sources described under the caption “Where You Can Find More Information” in this prospectus.  You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

You should rely only on the information provided or incorporated by reference in this prospectus, any free writing prospectus and any prospectus supplement, if applicable.  We have not authorized anyone to provide you with different information.

References in this prospectus to “our company,” “we,” “our,” and “us” refer to BioMimetic Therapeutics, Inc.

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OUR BUSINESS

We are a biotechnology company specializing in the development and commercialization of innovative products to promote the healing of musculoskeletal injuries and diseases, including therapies for orthopedic, sports medicine and spine applications.

Our Augment® platform of products and product candidates include an engineered version of recombinant human platelet-derived growth factor BB (“rhPDGF-BB”), one of the principal wound healing and tissue repair stimulators in the body. Our platform regenerative technology for promoting tissue healing and regeneration combines rhPDGF-BB with tissue specific matrices, when appropriate. The matrices are engineered or natural scaffold materials, such as Beta Tri-Calcium Phosphate (“ß-TCP”), which have a history of demonstrated safety and efficacy in previous uses. Our platform regenerative technology may offer physicians advanced biological solutions to actively stimulate the body’s natural tissue regenerative process. We believe that our products and product candidates, if approved by the appropriate regulatory authorities, may offer new, effective and in some cases less invasive treatment options for the repair of bone, cartilage, tendons and ligaments, thus helping patients recover from their injuries and improving their quality of life.

Through the commercialization of this patented technology, we seek to become the leading company in the field of regenerative medicine. Our products and product candidates include the following:

•	Augment® Bone Graft (“Augment”);
•	Augment® Injectable Bone Graft (“Augment Injectable”);
•	Augment® Rotator Cuff Graft (“Augment Rotator Cuff”); and
•	Augmatrix TM Biocomposite Bone Graft (“Augmatrix”).

We have sponsored clinical trials with our three leading product candidates (Augment, Augment Injectable and Augment Rotator Cuff) for use in multiple orthopedic and sports medicine indications including the treatment of foot and ankle fusions, the stimulation of wrist fracture healing, and the surgical treatment of rotator cuff tears. In addition, in 2012, we began marketing Augmatrix as a family of tissue specific grafting materials that has been cleared by the U.S. Food and Drug Administration (“FDA”) for use in orthopedic indications.

We believe we have demonstrated that our technology is safe and effective in stimulating bone regeneration with various regulatory approvals of our initial product candidates, including the following:

•	GEM 21S® Growth-factor Enhanced Matrix (“GEM 21S”) - We developed GEM 21S as our first periodontal product and later sold it to Luitpold Pharmaceuticals, Inc. (“Luitpold”). GEM 21S was approved by the FDA in the United States in 2005 and by Health Canada (“HC”) in Canada in 2006. In January 2012, we announced receipt of the CE Mark for GEM 21S in the European Union (“EU”); however, at the request of Luitpold, the EU regulatory authorities are re-evaluating the CE Mark.

•	Augment - In 2009, Augment was approved by Health Canada for commercialization in Canada. In 2011, Augment was listed by the Australian Therapeutics Goods Administration (“TGA”) and by the New Zealand Medicines and Medical Devices Safety Authority (“Medsafe”), clearing the way for commercialization of Augment in Australia and New Zealand, respectively.

Our key business objectives consist of our efforts to pursue regulatory approvals in the United States and in several markets located outside of the United States (“OUS”), preparing for and carrying out the commercial adoption of Augment in Canada, Australia, New Zealand and other OUS markets, the introduction of Augmatrix to complement our existing orthobiologic portfolio of product candidates, the continued development of our other product candidates, and managing our assets carefully, including our cash and investments balance.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the specific risks sets forth under the caption “Risk Factors” in the applicable prospectus supplement and under the captions “Risk Factors” in any of our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus, before making an investment decision.  For additional information, please see the sources described under the caption “Where You Can Find More Information.”

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered pursuant to this prospectus. Except as described in any applicable prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities hereby for general corporate purposes, which may include, without limitation, working capital, capital expenditures, marketing and sales expenses related to products developed by us and/or licensed from other companies, clinical trials, research and development expenses, and general and administrative expenses.

If we use any portion of the proceeds from an offering of the securities for the repayment of indebtedness, we will specify in the applicable prospectus supplement the interest rate and maturity of that indebtedness.  In addition, if the indebtedness to be discharged was incurred within one year of the date of the applicable prospectus supplement, we will describe the use of the proceeds of that indebtedness, if other than short-term borrowings used for working capital.

SELECTED FINANCIAL DATA

The accompanying statements of comprehensive income for the years ended December 31, 2011, 2010 and 2009 have been derived from our historical audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011. Our historical operating results are not necessarily indicative of the results that may be expected for any future interim or annual period or for the year ending December 31, 2012. The information set forth below should be read in conjunction with, and is qualified in its entirety by reference to, “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included in our Annual Report on Form 10-K for the year ended December 31, 2011. These financial statements are incorporated by reference in this prospectus. For additional information, refer to the caption “Incorporation of Certain Documents by Reference” below.

Effective January 1, 2012, we adopted the Financial Accounting Standards Board's ("FASB") Accounting Standards Update ("ASU") No. 2011-05, Comprehensive Income (Topic 220)—Presentation of Comprehensive Income (“ASU 2011-05”), which requires an entity to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Also effective January 1, 2012, we adopted ASU 2011-12, Comprehensive Income (Topic 220) (“ASU 2011-12”), which defers the requirement to present reclassification adjustments from other comprehensive income to net income on the face of the financial statements, pending further deliberation by the FASB.

ASU 2011-05 and ASU 2011-12 revise the manner in which entities present comprehensive income in their financial statements. The following selected financial information revises historical information to illustrate the new presentation required by ASU 2011-05 and ASU 2011-12 for the periods presented.

The following table sets forth our historical selected consolidated financial information as of the dates and for the periods indicated.

Statements of Comprehensive Income

	Years Ended December 31,
	2011	2010	2009
	(in thousands)

Net loss	$(33,190)	$(33,937)	$(21,157)
Other comprehensive loss:
Net unrealized gain (loss) on foreign currency translation	(2)	—	—
Net unrealized gain (loss) on investments classified as available for sale	9	(20)	(118)
Comprehensive loss	$(33,183)	$(33,957)	$(21,275)

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RATIO OF EARNINGS TO FIXED CHARGES

We have calculated the ratio of earnings to fixed charges in the following table by dividing earnings by fixed charges. For the purpose of determining the ratio of earnings to fixed charges, earnings consist of loss from operations before income taxes plus fixed charges. Fixed charges consist of interest expense and an estimated interest component of capital and operating lease expense. Earnings were insufficient to cover total fixed charges for each of the periods indicated.

The following table sets forth our ratio of earnings to fixed charges as of the dates and for the periods indicated. Additional detailed information appears in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is part, and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus.

	Six months ended June 30,	Years Ended December 31,
	2012	2011	2010	2009	2008	2007
	(in thousands, except for ratios)

Ratio of earnings to fixed charges (1)	—	—	—	—	—	—
Deficiency of earnings available to cover fixed charges	$12,573	$30,350	$34,564	$34,944	$36,752	$28,320

________________

(1)	Due to the registrant’s loss from operations in each of the periods indicated, the ratio coverage was less than 1:1. The registrant must generate additional earnings as indicated to achieve a coverage ratio of 1:1.

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PLAN OF DISTRIBUTION

General

We may sell the securities being offered hereby from time to time in one or more of the following ways:

•	through one or more underwriters;
•	through dealers, who may act as agents or principal (including a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction);
•	directly to one or more counter-parties;
•	through agents;
•	through registered direct offerings;
•	as part of a collaboration with a third party;
•	through at-the-market issuances;
•	in privately negotiated transactions; and
•	in any combination of these methods of sale.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents, underwriters or dealers;
•	the terms of the securities being offered, including the purchase price and the proceeds we will receive from the sale;
•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any over-allotment options under which underwriters may purchase additional securities from us; and
•	any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers and agents and will describe their compensation. We may have agreements with underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Underwriters

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the sale of the shares. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase these shares will be subject to conditions, and the underwriters will be obligated to purchase all of the shares if any are purchased.

The shares subject to an underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these shares for whom they may act as agent. Underwriters may sell these shares to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

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Agents

We may designate agents who agree to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Unless the prospectus supplement provides otherwise, agents will act on a best efforts basis for the period of their appointment. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions.

Dealers

We may also sell securities to a dealer as principal. If we sell our securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

Direct Sales

We may also sell securities directly to one or more purchasers, in which case underwriters or agents would not be involved in the transaction.

Further, we may authorize agents, underwriters or dealers to solicit offers by certain types of purchasers to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in an applicable prospectus supplement.

Indemnification

We may indemnify underwriters, dealers or agents who participate in the distribution of shares against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

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SECURITIES WE MAY OFFER

Types of Securities

The securities we may offer from time to time by this prospectus are:

•	common stock;

•	preferred stock, which we may issue in one or more series;

•	debt securities, which we may issue in one or more series; and

•	warrants entitling the holders to purchase common stock or preferred stock.

We will describe in a prospectus supplement, which we will deliver with this prospectus at the time of sale, the terms of the particular securities that we may offer in the future.

The aggregate initial offering price of all securities sold will not exceed $150,000,000. When we sell securities, we will determine the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or dealers or directly to purchasers.

DESCRIPTION OF EQUITY SECURITIES

We are a Delaware corporation. The rights of our stockholders are governed by the Delaware General Corporation Law, our amended and restated certificate of incorporation, which we refer to as our charter, and our bylaws. The following summary of the material terms, rights and preferences of our capital stock is not complete. You should read our charter and our bylaws for more complete information before you purchase any of our securities. You should read these documents, copies of which are available from us upon request at the address set forth under the caption “Where You Can Find More Information,” in order to more fully understand the terms of these securities.

General

Our authorized capital stock consists of: (1) 100,000,000 shares of common stock, par value $0.001 per share, of which 28,216,493 shares were issued and outstanding as of August 14, 2012, and (2) 15,000,000 shares of preferred stock, par value $0.001 per share, none of which were issued and outstanding on August 14, 2012.

Common Stock

General. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Dividend Policy. We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, covenants in our debt instruments (if any), and such other factors as our board of directors deems relevant.

Transfer Agent and Registrar. The transfer agent and registrar of our common stock is American Stock Transfer & Trust Company.

NASDAQ Global Select Market. Our common stock is listed on the NASDAQ Global Select Market under the symbol “BMTI.”

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Preferred Stock

Under the terms of our charter, our board of directors or a committee thereof is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the designations, rights, preferences, qualifications and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. There are no shares of preferred stock outstanding and we have no present plans to issue any shares of preferred stock.

Terms. You should refer to the prospectus supplement relating to the offering of any preferred stock for specific terms of the shares, including the following terms:

•	title and stated or liquidation value;

•	number of shares offered and initial offering price;

•	voting rights and other protective provisions;

•	any dividend rate(s), payment period(s) and/or payment date(s) or method(s) of calculation of any of those terms that apply to those shares;

•	date from which dividends will accumulate, if applicable;

•	terms and amount of a sinking fund, if any, for purchase or redemption;

•	redemption rights, including conditions and the redemption price(s), if applicable;

•	listing on any national securities exchange;

•	terms and conditions, upon which shares will be convertible into common stock or any other securities, including the conversion price, rate or other manner of calculation and anti-dilution provisions, if applicable;

•	the relative ranking and preference as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs, including liquidation preference amount;

•	any limitation on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	any other specific terms, preferences, rights, limitations or restrictions; and

•	a discussion of applicable material U.S. federal income tax consequences.

The terms of any preferred stock we issue under this prospectus will be set forth in a certificate of designation.   The description of preferred stock in any prospectus supplement will not necessarily describe all of the terms of the preferred stock in detail.  You should read the applicable certificate of designation for a complete description of all of the terms.

Ranking. Unless we provide otherwise in a prospectus supplement, the preferred stock offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common stock, and to all other equity securities ranking junior to the offered shares of preferred stock;

•	on a parity with all of our equity securities ranking on a parity with the offered shares of preferred stock; and

•	junior to all of our equity securities ranking senior to the offered shares of preferred stock.

The term “equity securities” does not include convertible debt securities.

Dividends. Subject to any preferential rights of any outstanding stock or series of stock, our preferred stockholders may be entitled to receive dividends, when and as authorized by our board of directors, out of legally available funds, as specified in the applicable prospectus supplement.

Redemption. If we provide for a redemption right in a prospectus supplement, the preferred stock offered through that prospectus supplement may be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that prospectus supplement.

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Liquidation Preference.  In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of our preferred stock may be entitled to receive, after distributions to holders of any series or class of our capital stock ranking senior, an amount equal to the stated or liquidation value of the shares of the series plus, if applicable, an amount equal to accrued and unpaid dividends.  If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock may share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their shares of our preferred stock if the shares were paid in full.

Voting Rights. Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock offered in a prospectus supplement to this prospectus will not have any voting rights, except as may be required by applicable law.

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock or other securities will be set forth in the prospectus supplement relating to the offering of those shares of preferred stock.  These terms typically will include:

•	the number of shares of common stock or other securities into which the preferred stock is convertible;

•	the conversion price (or manner of calculation);

•	the conversion period;

•	provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option;

•	the events, if any, requiring an adjustment of the conversion price; and

•	provisions affecting conversion in the event of the redemption of that series of preferred stock.

Transfer Agent and Registrar. We will identify the transfer agent and registrar for any series of preferred stock offered by this prospectus in a prospectus supplement.

Warrants

As of August 14, 2012, we had outstanding zero warrants to purchase common stock or preferred stock. We may issue warrants for the purchase of common or preferred stock. Warrants may be issued independently or together with common or preferred stock, and may be attached to or separate from any offered securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We may enter into the warrant agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the series. Those terms may include:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, number and terms of the shares of common stock that may be purchased upon exercise of the warrants;

•	the date, if any, on and after which the warrants and the securities offered with the warrants, if any, will be separately transferable;

•	the purchase price for each share of common stock purchasable on exercise of the warrants;

•	the dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;

•	the minimum or maximum number of shares of common stock that may be purchased at any one time upon exercise of the warrants;

•	any anti-dilution provisions or other adjustments to the exercise price of the warrants;

•	the terms of any right that we may have to redeem the warrants;

•	the effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement, if any;

•	information with respect to book-entry procedures, if any;

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•	a discussion of material U.S. federal income tax considerations; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendments of the warrants.

Each warrant will entitle its holder to purchase the number of shares of common or preferred stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement. We will set forth on the reverse side of the applicable certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the preferred stock or common stock purchasable upon exercise, including the right to vote or to receive any payments of dividend.

DESCRIPTION OF DEBT SECURITIES

The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

We may offer senior or subordinated debt securities. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, between us and a trustee, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture” and to the trustee under the senior or subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. We included copies of the forms of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General.

The indentures:

•	do not limit the amount of debt securities that we may issue;

•	allow us to issue debt securities in one or more series;

•	do not require us to issue all of the debt securities of a series at the same time;

•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

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•	provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Description of the Debt Securities—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior or subordinated;

•	the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•	the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or preferred stock or the method by which any such portion shall be determined;

•	if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common stock or preferred stock received on conversion;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which we will determine those dates;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

•	the place or places where the principal of, and any premium, or make-whole amount, and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

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•	the times, prices and other terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

•	the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

•	whether the principal of, and any premium, or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

•	whether the amount of payments of principal of, and any premium, or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

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•	whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

•	any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

•	whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

•	the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

•	the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

•	whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

•	whether and under what circumstances the debt securities being offered are convertible into common stock or preferred stock, as the case may be, including the conversion price or rate or manner or calculation thereof;

•	the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•	if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

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•	the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

•	any deletions from, modifications of, or additions to our events of default or covenants and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

•	applicable CUSIP numbers; and

•	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

We also may issue indexed debt securities. Payments of principal of and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.

Except as described under “—Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

Neither the Delaware General Corporation Law nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Additionally, Delaware cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium, or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

•	exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

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•	surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we, nor any trustee, will be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•	register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into, any other entity provided that:

•	either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (A) to pay the principal of, and any premium (or make-whole amount) and interest on, all of the debt securities and (B) to duly perform and observe all of the covenants and conditions contained in each indenture;

•	after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants

Existence. Except as permitted under “—Merger, Consolidation or Sale of Assets,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

Provision of financial information. The indentures require us to (1) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (2) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required, (3) within 30 days after the filing with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (1) and (2) above, and (4) supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

Additional covenants. The applicable prospectus supplement will set forth any additional covenants of our company relating to any series of debt securities.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

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•	default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

•	default in the payment of principal of, or any premium, or make-whole amount, on any debt security of such series for five business days at its stated maturity;

•	default in making any sinking fund payment as required for any debt security of such series for five business days;

•	default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by our company continuing for 60 days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of our company or any significant subsidiary of our company; and

•	any other event of default provided with respect to a particular series of debt securities.

When we use the term “significant subsidiary,” we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended, or Securities Act.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•	we have deposited with the applicable trustee all required payments of the principal, any premium, or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, or make-whole amount, have been cured or waived.

The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal, any premium, or make-whole amount, or interest;

•	in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or

•	in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, or make-whole amount, and interest on, such debt securities at the respective due dates thereof.

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The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;

•	upon a good faith determination of a responsible officer of the trustee, may involve the trustee in personal liability; or

•	upon a good faith determination of a responsible officer of the trustee, may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

•	change the stated maturity of the principal of, or any premium, or make-whole amount, on, or any installment of principal of or interest on, any such debt security;

•	reduce the principal amount of, the rate or amount of interest on or any premium, or make-whole amount, payable on redemption of any such debt security;

•	reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment or the coin or currency for payment of principal of, or any premium, or make-whole amount, or interest on, any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•	reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under such indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

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•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of an indenture (1) to change or eliminate restrictions on the payment of principal of, or premium, or make-whole amount, or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

•	to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

•	the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

•	the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

•	the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

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Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•	the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

Unless otherwise provided in the applicable prospectus supplement, subordinated securities will be subject to the following subordination provisions.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of our company and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated securities may recover less, ratably, than our general creditors.

The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.

No restrictions will be included in any indenture relating to subordinated securities upon the creation of additional senior debt.

If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

•	either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (A) have become due and payable, (B) will become due and payable within one year, or (C) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable; and

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•	an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied has been delivered to the trustee.

Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium, or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company may elect either:

•	to defease and be discharged from any and all obligations with respect to such debt securities; or

•	to be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

The indentures only permit us to establish the trust described in the paragraph above if, among other things, it has delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium, or make-whole amount, and interest.

When we use the term “government obligations,” we mean securities that are:

•	direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (2) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium, or make whole amount, and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

When we use the term “conversion event,” we mean the cessation of use of:

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•	a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

•	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium, or make-whole amount, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

In the event that (1) we effect covenant defeasance with respect to any debt securities and (2) those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, the issuing company would remain liable to make payments of any amounts due at the time of acceleration.

If a trustee or paying agent is unable to apply any money in accordance with the foregoing paragraphs describing discharge and defeasance by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under the indentures and such securities from which our company has been discharged or released pursuant to the foregoing shall be revived and reinstated as though no deposit had occurred with respect to such securities, until such time as the trustee or paying agent is permitted to apply all money held in trust with respect to such securities in accordance with the foregoing; provided, that if our company makes any payment of principal of or any premium or interest on any such security following such reinstatement of its obligations, our company shall be subrogated to the rights (if any) of the holders of such securities to receive such payment from the money so held in trust.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or preferred stock, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

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So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium, or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium, or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

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No Recourse

There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act.  You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus.  We have not authorized anyone else to provide you with different information.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings, including the registration statement and exhibits, are available, free of charge, to the public at the SEC’s website at http://www.sec.gov or at our website at www.biomimetics.com, as soon as reasonably practicable after our filing of such documents with the SEC.  You may also read, without charge, and copy the documents we file, at the SEC’s public reference rooms at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

This prospectus does not contain all of the information included in the registration statement.  We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC.  For further information, we refer you to the registration statement, including its exhibits and schedules, which may be found at the SEC’s website at http://www.sec.gov.   Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete.  Please refer to the actual exhibit for a more complete description of the matters involved.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents.  The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”  The following documents filed with the SEC are incorporated by reference in this prospectus:

•	our Annual Report on Form 10−K for the year ended December 31, 2011, filed with the SEC on March 13, 2012;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, and June 30, 2012, filed with the SEC on May 9, 2012 and August 2, 2012, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 4, 2012, January 23, 2012, February 10, 2012, February 27, 2012, March 5, 2012, April 13, 2012, June 12, 2012, June 21, 2012, July 9, 2012 and August 3, 2012;

•	our definitive Proxy Statement for our Annual Meeting of Stockholders filed with the SEC on April 27, 2012 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2011); and

•	the description of our common stock included in our Form 8-A filed with the SEC on April 26, 2006, as amended by any amendment or report filed for the purpose of updating such description.

Copies of these filings are available at no cost on our website, www.biomimetics.com.  In addition, you may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us at the following address:

BioMimetic Therapeutics, Inc.

389 Nichol Mill Lane,

Franklin, Tennessee 37067

(615) 844-1280

ir@biomimetics.com

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We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

You should rely only on the information in our prospectus, any prospectus supplement, any applicable free writing prospectus and the documents that are incorporated by reference.  We have not authorized anyone else to provide you with different information.  We are not offering these securities in any state where the offering is prohibited by law. You should not assume that the information in this prospectus, any prospectus supplement, any applicable free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Ropes & Gray LP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of BioMimetic Therapeutics, Inc. appearing in BioMimetic Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of BioMimetic Therapeutics, Inc.’s internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and BioMimetic Therapeutics, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the offering of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the Registrant.  All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$17,190
Transfer agent and trustee fees and expenses*	15,000
Legal fees and expenses*	75,000
Printing fees and expenses*	5,000
Accounting fees and expenses*	10,000
Miscellaneous fees and expenses*	5,000
Total	$127,190

* Estimated

 Item 15. Indemnification of Directors and Officers.

 General Corporation Law

We are incorporated under the laws of the State of Delaware.  Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “General Corporation Law”), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.  A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation.  Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Section 102 of the General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

II-1

Certificate of Incorporation and Bylaws

Under our amended and restated certificate of incorporation, and in accordance with Section 145 of the General Corporation Law, we will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a “derivative” action by or in the right of our company) by reason of the fact that such person is or was a director of our company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such action was unlawful.

Our amended and restated certificate of incorporation provides that we will pay for the expenses incurred by an indemnified director in defending the proceedings specified above in advance of their final disposition, provided that such person agrees to reimburse us if it is ultimately determined that such person is not entitled to indemnification.  Our amended and restated certificate of incorporation also provides that we may, in our sole discretion, indemnify any person who is or was one of our employees and agents or any person who is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the same degree as the foregoing indemnification of directors and officers. In addition, we may purchase and maintain insurance on behalf of any person who is or was our director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of the person’s status as such whether or not we would have the power or obligation to indemnify such person against such liability under the provisions of the General Corporation Law.

In addition, we have entered into indemnification agreements with certain of our officers and directors.

Liability Insurance

Our directors and officers are covered under directors’ and officers’ liability insurance policies maintained by us, insuring such persons against various liabilities based on acts or omissions in their capacity as directors or officers.

Item 16. List of Exhibits.

Number	Description

1.1*	Form of Underwriting or Purchase Agreement.
3.1	Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the registrant’s Form 10-Q for the quarter ended June 30, 2006).
3.2	Certificate of Amendment of the registrant’s Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of the registrant’s Form 8-K filed on June 15, 2011).
3.3	Second Amended and Restated Bylaws of Registrant (Incorporated herein by reference to Exhibit 3.2 filed with the Registrant’s Annual Report on Form 10-K filed on June 16, 2008)
4.1*	Form of certificate representing shares of common stock (Incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on April 26, 2006).
4.2*	Form of Warrant Agreement and Warrant Certificate.
4.3	Form of Indenture for Senior Securities (Incorporated by reference to Exhibit 4.9 to Amendment No. 1 to the registrant’s Registration Statement on Form S-3 (SEC File No. 333-160676) filed on September 1, 2009).
4.4	Form of Indenture for Subordinated Securities (Incorporated by reference to Exhibit 4.10 to Amendment No. 1 to the registrant’s Registration Statement on Form S-3 (SEC File No. 333-160676) filed on September 1, 2009).
5.1 **	Opinion of Ropes & Gray LLP
12.1**	Statement of Computation of Ratios
23.1**	Consent of Ernst & Young LLP
23.2	Consent of Ropes & Gray LLP (included as exhibit 5.1)
24.1	Power of Attorney (included on signature page)

II-2

25.1	Statement of eligibility of trustee for Indenture for Senior Securities (Incorporated by reference to Exhibit 25.1 to Amendment No. 1 to the registrant’s Registration Statement on Form S-3 (SEC File No. 333-160676) filed on September 1, 2009).
25.2	Statement of eligibility of trustee for Indenture for Subordinated Securities (Incorporated by reference to Exhibit 25.2 to Amendment No. 1 to the registrant’s Registration Statement on Form S-3 (SEC File No. 333-160676) filed on September 1, 2009).

*	To be incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of such securities or to an amendment to this registration statement.
**	Filed herewith.

Item 17. Undertakings.

 (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on August 14, 2012.

BIOMIMETIC THERAPEUTICS, INC.

By:	/s/ Samuel E. Lynch
Samuel E. Lynch, D.M.D., D.M.Sc.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel E. Lynch and Larry Bullock, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signatures	Capacity	Date

/s/ Samuel E. Lynch	Chief Executive Officer and President	August 14, 2012
Samuel E. Lynch, D.M.D., D.M.Sc.	(Principal Executive Officer)

/s/ Larry Bullock	Chief Financial Officer	August 14, 2012
Larry Bullock	(Principal Financial and Accounting Officer)

/s/ Larry W. Papasan	Chairman of the Board of Directors	August 14, 2012
Larry W. Papasan

/s/ Thorkil K. Christensen	Director	August 14, 2012
Thorkil K. Christensen

/s/ Christopher B. Ehrlich	Director	August 14, 2012
Christopher B. Ehrlich

/s/ Charles W. Federico	Director	August 14, 2012
Charles W. Federico

/s/ Gary E. Friedlaender, M.D.	Director	August 14, 2012
Gary E. Friedlaender, M.D.

/s/ James G. Murphy	Director	August 14, 2012
James G. Murphy

/s/ Douglas G. Watson	Director	August 14, 2012
Douglas G. Watson

EXHIBIT INDEX

Number	Description

1.1*	Form of Underwriting or Purchase Agreement.
3.1	Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the registrant’s Form 10-Q for the quarter ended June 30, 2006).
3.2	Certificate of Amendment of the registrant’s Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of the registrant’s Form 8-K filed on June 15, 2011).
3.3	Second Amended and Restated Bylaws of Registrant (Incorporated herein by reference to Exhibit 3.2 filed with the Registrant’s Annual Report on Form 10-K filed on June 16, 2008)
4.1*	Form of certificate representing shares of common stock (Incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on April 26, 2006).
4.2*	Form of Warrant Agreement and Warrant Certificate.
4.3	Form of Indenture for Senior Securities (Incorporated by reference to Exhibit 4.9 to Amendment No. 1 to the registrant’s Registration Statement on Form S-3 (SEC File No. 333-160676) filed on September 1, 2009).
4.4	Form of Indenture for Subordinated Securities (Incorporated by reference to Exhibit 4.10 to Amendment No. 1 to the registrant’s Registration Statement on Form S-3 (SEC File No. 333-160676) filed on September 1, 2009).
5.1 **	Opinion of Ropes & Gray LLP
12.1**	Statement of Computation of Ratios
23.1**	Consent of Ernst & Young LLP
23.2	Consent of Ropes & Gray LLP (included as exhibit 5.1)
24.1	Power of Attorney (included on signature page)
25.1	Statement of eligibility of trustee for Indenture for Senior Securities (Incorporated by reference to Exhibit 25.1 to Amendment No. 1 to the registrant’s Registration Statement on Form S-3 (SEC File No. 333-160676) filed on September 1, 2009).
25.2	Statement of eligibility of trustee for Indenture for Subordinated Securities (Incorporated by reference to Exhibit 25.2 to Amendment No. 1 to the registrant’s Registration Statement on Form S-3 (SEC File No. 333-160676) filed on September 1, 2009).

*	To be incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of such securities or to an amendment to this registration statement.
**	Filed herewith.